ASSERTION OF COMPLIANCE WITH
APPLICABLE SERVICING CRITERIA
The Bank of New York and The Bank of New York Trust Company, N. A. (collectively, the "Company") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 112 2(d) of Regulation
AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:
Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage -related asset -backed securities issued on or after
January 1, 2006 (and like-kind transactions issued prior to January 1, 2006) for which the Company provides trustee, securities administration, or paying agent or custodial services.
Applicable Servicing Criteria: A ll servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, except as set forth in the column titled "Not Applicable To Platform" in
Appendix 1 attached hereto. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company's obligation to report additions, removals or substitutions on reports to investors and to obtain servicer certifications related to any additions, removals or substitution's in accordance with the transaction agreements.
Period: Twelve months ended December 31, 2007 (the "Period")
With respect to the Platform and the Period, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:
1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.
2. The Company assessed compliance with the Applicable Servicing Criteria. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
3.
Based on such assessment, as of and for the Period, the Company has complied, in all material respects with the
Applicable Servicing Criteria.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the
Company's compliance with the Applicable Servicing Criteria as of and for the Period.
The Bank of New York
The Bank of New York Trust
The Bank of New York
Company, N. A.
/s/ Patrick J Tadie /s/ Samir Pandiri
Patrick J. Tadie Samir Pandiri
Authorized Officer Authorized Officer
March 5, 2008
APPENDIX 1
REG AB REFERENCE
SERVICING CRITERIA
APPLICABLE TO
PLATFORM
NOT APPLICABLE
TO PLATFORM
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to
maintain a back-up servicer for the [pool assets] are
maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
throughout the reporting period in the amount of coverage
required by and otherwise in accordance with the terms of the transaction agreements.
X
C a s h Collection and Administration
1122(d)(2)(i)
Payments on [pool assets] are deposited into the
appropriate custodial bank accounts and related bank
clearing accounts no more than two business days
following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an
obligor or to an investor are made only by authorized
personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections,
cash flows or distributions, and any interest or other fees.
charged for such advances, are made, reviewed and
approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash
reserve accounts or accounts established as a form of
over collateralization, are separately maintained (e.g.,
with respect to commingling of cash) as set forth in the
transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally
insured depository institution as set forth in the
transaction agreements. For purposes of this criterion,
"federally insured depository institution" with respect to a foreign financial institution means a foreign financial
institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all
asset-backed securities related bank accounts, including
custodial accounts and related bank clearing accounts.
These reconciliations are (A) mathematically accurate; (B)
prepared within 30 calendar days after the bank statement
cutoff date, or such other number of days specified in the
transaction agreements; (C) reviewed and approved by
someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90
calendar days of their original identification, or such other number of days specified in the transaction agreements
X
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APPENDIX 1
REG AB REFERENCE
SERVICING CRITERIA
APPLICABLE TO
PLATFORM
NOT APPLICABLE
TO PLATFORM
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports (A) are prepared
in accordance with timeframes and other terms set forth
in the transac tion agreements; (B) provide information
calculated in accordance with the terms specified in the
transaction agreements; (C) are filed with the
Commission as required by its rules and regulations; and (D)
agree with investors' or the trustee's records as to the total unpaid principal balance and number of [pool assets] serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and other
terms set forth in the transac tion agreements.
X
.
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the Servicer's investor records, or such
other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to inv estors per the investor reports
agree with cancelled checks, or other form of payment, or
custodial bank statements
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on [pool assets] is maintained as
required by the transaction agreements or related
mortgage loan documents.
X
1122(d)(4)(ii)
[pool asset] and related documents are safeguarded as
required by the transaction agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on [pool assets], including any payoffs, made
in accordance with the related [pool asset] documents are
posted to the Servicer's obligor records maintained no more
than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related [pool asset] documents.
X
1122(d)(4)(v)
The Servicer's records regarding the [pool assets] agree
with the Servicer's records with respect to an obligor's
unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's [pool assets] (e.g., loan modifications or re-
agings) are made, reviewed and approved by authorized
personnel in accordance with the transaction agreements and
related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance
plans, modifications and deeds in lieu of foreclosure,
foreclosures and repossessions, as applicable) are
initiated, conducted and concluded in accordance with the
timeframes or other requirements established by the
transaction agreement.
X

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APPENDIX 1
REG AB REFERENCE
SERVICING CRITERIA
APPLICABLE TO
PLATFORM
NOT APPLICABLE
TO PLATFORM
1122(d)(4)(viii)
Records documenting collection efforts are maintained
during the period a [pool asset] is delinquent in
accordance with the transaction agreements. Such
records are maintained on at least a monthly basis, or
such other period specified in the transaction
agreements, and describe the entity's activities in
monitoring delinquent [pool assets] including, for
example, phone calls, letters and payment rescheduling
plans in cases where delinquency is deemed temporary
(e.g., illness or unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for [pool
assets] with variable rates are computed based on the
related [pool asset] documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in
accordance with the obligor's [pool asset] documents, on
at least an annual
basis, or such other period specified in
the transaction agreements; (B) interest on such funds is
paid, or credited, to obligors in accordance with
applicable [pool asset] documents and state laws; and
(C) such funds are returned to the obligor within 30
calendar days of full repayment of the related [pool
assets], or such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the
appropriate bills or notices for such payments, provided
that such support has been received by the Servicer at
least 30 calendar days prior to these dates, or such
other number of days specified in the transaction
agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any
payment to be made on behalf of an obligor are paid
from the Servicer's funds and not charged to the obligor,
unless the late payment was due to the obligor's error or
omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted
within two business days to the obligor's records
maintained by the Servicer, or such other number of
days specified in the transaction agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts
are recognized and recorded in accordance with the
transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in
Item 1114(a)(1) through (3) or
Item 1115 of Regulation
AB, is maintained as set forth in the transaction
agreements.
X
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